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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference on Form S-3, filed with the Commission on March 30, 1999, the Company's Form S-8, filed with the Commission on November 17, 1999, and the Company's Form S-8, filed with the Commission on May 9, 2002, of our report dated February 20, 2004 on the Consolidated balance sheet of DCB Financial Corp (the "Company") as of December 31, 2003, and the related consolidated statements of income, changes in shareholders' equity, comprehensive income, and cash flows for the year then ended, which report is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                                   /s/ GRANT THORNTON, LLP
                                                   -------------------------
                                                   Grant Thornton, LLP

Cincinnati, Ohio
March 15, 2004